EXHIBIT 23(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Amendment No. 5 to the Registration Statement on Form S-1 of our reports related to the financial statements of the companies listed below, which reports appear in such Prospectus:


                      Company                                  Date of Report

Phoenix Marketing Group, Inc.                               November 30, 1997
TeleManagement Services, Inc.                               September 22, 1997
Hispanic Market Connections, Inc.                           November 21, 1997
CulturalAccessWorldwide, Inc. and TelAc, Inc.               October 22, 1997

         We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP


Philadelphia, PA
February 11, 1998